Exhibit 10z

*Confidential Treatment Requested

AMENDED AND RESTATED

TERRITORY B1 PRODUCT KNOW-HOW LICENSE AGREEMENT

among

SANOFI

BRISTOL-MYERS SQUIBB COMPANY

and

SANOFI-AVENTIS U.S. LLC

dated as of January 1, 2013

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

TABLE OF CONTENTS

	ARTICLE 1
	DEFINITIONS

1.1	Defined Terms	2
1.2	Additional Defined Terms	4
	ARTICLE 2
	GRANT OF LICENSE

2.1	License Grant	5
2.2	No Transfer	5
2.3	No Implicit Rights	5
2.4	Original License	5
2.5	Corporate Name Authorization	5
	ARTICLE 3
	SUB-LICENSE

3.1	General Sub-License	5
3.2	Termination of Sub-License	6
	ARTICLE 4
	CONSIDERATION

4.1	Development Royalty	6
4.2	Payment	6
4.3	Method of Payment	6
4.4	Records	6
4.5	Taxes	7
	ARTICLE 5
	TERM; TERMINATION

5.1	Term; Termination	7
5.2	Consequences of Termination	8
	ARTICLE 6
	CONFIDENTIALITY

	ARTICLE 7
	MISCELLANEOUS

7.1	Notices	8
7.2	Governing Law	10
7.3	Dispute Resolution	10
7.4	Specific Performance	11
7.5	No Third Party Beneficiaries	11
7.6	Assignment	11
7.7	Severability	12
7.8	Waivers and Amendments	12

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i

7.9 Headings	12
7.10 Entire Agreement	12
7.11 No Partnership or Joint Venture	12
7.12 Governing Language	13
7.13 Counterparts	13
7.14 Force Majeure	13
7.15 Definitive Agreement	13

SCHEDULES

SCHEDULE 1A TERRITORY B1

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ii

This AMENDED AND RESTATED TERRITORY B1 PRODUCT KNOW-HOW LICENSE AGREEMENT (this “Agreement”) dated as of January 1, 2013 is hereby made by and among:

Sanofi, a société anonyme organized and existing under the laws of the French Republic (“Sanofi”);

Bristol-Myers Squibb Company, a corporation organized and existing under the laws of the State of Delaware, United States of America (“BMS”); and

sanofi-aventis U.S. LLC, a Delaware limited liability company (the “Licensee” and, together with Sanofi and BMS, the “Parties” and, individually, each a “Party”).

W I T N E S S E T H:

WHEREAS, Sanofi previously discovered and patented two new chemical entities, one known as SR 47436 with the international non-proprietary name Irbesartan (“Irbesartan”) and one known as SR 25990C with the international non-proprietary name Clopidogrel Hydrogenosulphate (“Clopidogrel”);

WHEREAS, Sanofi, BMS and Sterling Winthrop Inc., a Delaware corporation (“Sterling”) entered into a Development Agreement dated July 29, 1993 (the “Development Agreement”) for, among other things, the development of Irbesartan and Clopidogrel;

WHEREAS, pursuant to an Amended and Restated Asset Purchase Agreement dated as of September 30, 1994 among Eastman Kodak Company, Sanofi and Sterling, Sanofi acquired certain assets, and assumed certain obligations, of the ethical pharmaceutical business of Sterling, including the rights and obligations of Sterling under the Development Agreement;

WHEREAS, Sanofi and BMS have formed through their indirect wholly owned subsidiaries Bristol-Myers Squibb Sanofi Pharmaceuticals Holding Partnership, a Delaware partnership (the “Partnership”) for, among other things, the commercialization of the Products in certain territories, including Territory B1 (as such terms are defined herein);

WHEREAS, Sanofi and the Partnership have entered into an Irbesartan Intellectual Property License Agreement and a Clopidogrel Intellectual Property License and Supply Agreement, each dated as of January 1, 1997 and amended as of the date hereof (the “Territory B License Agreements”), pursuant to which Sanofi granted to the Partnership a license to use certain patents, trademarks and know-how for the commercialization of the Products in certain territories, including Territory B1, that neither were developed with nor are owned by BMS;

WHEREAS, Sanofi and BMS have developed certain know-how under the Development Agreement for the commercialization of the Products and, as a result, each has an undivided one-half direct ownership interest in the Developed Know-How (as such term is defined herein);

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WHEREAS, Sanofi, BMS and the Partnership have entered into a Product Know-How License Agreement dated as of January 1, 1997 (the “Original License”), pursuant to which Sanofi and BMS granted to the Partnership a license under the Developed Know-How for the commercialization of the Products in certain territories, including Territory B1;

WHEREAS, pursuant to the Master Restructuring Agreement (the “Definitive Agreement”), dated as of September 27, 2012, by and between Sanofi and BMS, Sanofi and BMS have agreed to simplify the overall governance, operating and financial principles of their alliance with respect to the Products, other than Clopidogrel in the United States; and

WHEREAS, in connection with the transactions contemplated by the Definitive Agreement, Sanofi and BMS have agreed to, among other things, (i) assign the Territory B License Agreements from the Partnership to the Licensee, solely with respect to Territory B1, (ii) assign the Original License from the Partnership to the Licensee, solely with respect to Territory B1, (iii) amend and restate such assigned Territory B License Agreements and (iv) amend and restate such assigned Original License on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and the terms and conditions set forth herein, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate”, when used with reference to any Person, means any other Person controlling, controlled by, or under common control with, such Person; provided, however, that, with respect to Sanofi, the definition of Affiliate shall exclude L’Oréal, a societe anonyme organized and existing under the laws of the French Republic. For the purposes of this definition, “control” shall refer to (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person or to veto any material decision relating to the management or policies of a Person, in each case whether through the ownership of voting securities, by contract or otherwise, (b) the beneficial ownership, directly or indirectly, of securities (excluding general partnership interests) representing at least 50% of the voting power of all outstanding voting securities of a Person or (c) the beneficial ownership of at least 50% of the partnership interests of a general partnership.

“Clopidogrel Product” means (i) a product with the sole active ingredient Clopidogrel, in finished form, marketed under the trademarks Plavix® and Iscover® or any trademark that is confusingly similar to or that is a replacement for any such trademark, and (ii) a product (an “Identified Clopi FDC”) which contains as the only active ingredients the combination of Clopidogrel with acetylsalicylic acid, in finished form, marketed under the trademarks DuoPlavin®, DuoCover® and CoPlavix® or any trademark that is confusingly similar to or that is a replacement for any such trademark. For the avoidance of doubt, Clopidogrel Products shall exclude any Fixed Dose Combination Products.

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“Designated Exchange Rate” means the exchange rate applicable for each calendar month based on the prior month’s daily average EUR/USD rate set by the European Central Bank each day.

“Developed Know-How” means any and all technical data, information, material and other know-how that relate to the formulation of the Products, including, without limitation, any analytical methodology, chemical, toxicological, pharmacological and clinical data, formulae, procedures, protocols, techniques and results of experimentation and testing, developed by Sanofi and BMS under the Development Agreement.

“fixed dose combination” means a pharmaceutical dosage form containing fixed doses of more than one active ingredient in which all active ingredients are present in a single tablet, capsule or other form and shall expressly exclude so-called “co-packaging” in which separate drugs in separate dosage forms are sold in a single unit or bundle.

“Fixed Dose Combination Product” means a fixed dose combination containing Clopidogrel or Irbesartan (other than the Identified Clopi FDCs and the Identified Irbe FDCs).

“Governmental Authority” means any federal, state or local or any foreign or supranational government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

“Identified Clopi FDC” has the meaning set forth in the definition of Clopidogrel Product.

“Identified Irbe FDC” has the meaning set forth in the definition of Irbesartan Product.

“IFRS Net Sales” means, with respect to a Product, net sales of Sanofi (or its Affiliates or their respective licensees or sublicensees) as audited and reported in Euros by Sanofi (or its Affiliates or licensees) in accordance with International Financial Reporting Standards (“IFRS”), as IFRS may be modified from time to time. For the avoidance of doubt: (a) IFRS Net Sales shall not include samples, compassionate use of the Products and the like; provided that revenue from Products sold to third parties for clinical trial purposes shall be included in IFRS Net Sales; and (b) any Damages (as defined in the Definitive Agreement) paid by Sanofi pursuant to Article IX of the Definitive Agreement shall not be treated as a deduction for purposes of calculating IFRS Net Sales. In calculating IFRS Net Sales, the Parties shall disregard any related Know-How, Discovery or other royalties paid to Sanofi after January 1, 2013 on Clopidogrel Products or Irbesartan Products.

“Irbesartan Product” means: (a) a product with the sole active ingredient Irbesartan, in finished form, marketed under the trademarks Aprovel®, Karvea® and Avapro® or any trademark that is confusingly similar to or that is a replacement for any such trademark; and (b) a product (an “Identified Irbe FDC”) which contains as the only active ingredients the combination of Irbesartan with Hydrochlorothiazide, in finished form, marketed under the trademarks CoAprovel®, Avalide® and Karvezide® or any trademark that is confusingly similar to or that is a replacement for any such trademark. For the avoidance of doubt, Irbesartan Products shall exclude any Fixed Dose Combination Products.

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“New IP Agreement” means the FDC Intellectual Property License Agreement between Sanofi and BMS, dated as of the date hereof.

“Person” means any individual, partnership, firm, corporation, société anonyme, société en nom collectif, société en participation, société par actions simplifiée, limited liability company, joint venture, association, trust or other entity or any government or any agency or political subdivision thereof, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended.

“Product” means a Clopidogrel Product or an Irbesartan Product and “Products” means both a Clopidogrel Product and an Irbesartan Product.

“Territory B1” means the countries and geographic areas described and listed in Schedule 1A attached hereto.

“Third Party” means a Person who or which is neither a Party nor an Affiliate of a Party.

“United States” means any State or Commonwealth of the United States of America, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa and any other territory, possession or military base of the United States of America.

1.2 Additional Defined Terms. The following additional defined terms shall have the meanings set forth in the sections of this Agreement listed below:

Defined Term	Section Where Defined
Agreement	Preamble
BMS	Preamble
Clopidogrel	Recitals
Definitive Agreement	Recitals
Development Agreement	Recitals
Development Royalty	4.1
Dispute	7.3
Dispute Resolution Notice	7.3
Force Majeure	7.14
Irbesartan	Recitals
ICC	7.3
Licensee	Preamble
License Termination Date	5.2
Notices	7.1
Original License	Recitals
Partnership	Recitals
Party	Preamble
Sanofi	Preamble
Sterling	Recitals
Territory B License Agreements	Recitals

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ARTICLE 2

GRANT OF LICENSE

2.1 License Grant. Subject to the terms and conditions of this Agreement, Sanofi and BMS each separately grant to the Licensee an exclusive license for the term hereof in their respective undivided one-half direct ownership interest in the Developed Know-How, and the Licensee hereby accepts, an exclusive license for the term hereof under the Developed Know-How, to make, have made, sell, offer for sale and import the Products in Territory B1, provided that the foregoing exclusivity shall not apply to Sanofi and BMS to the extent of their respective rights under the New IP Agreement with respect to Fixed Dose Combination Products, and each of Sanofi and BMS retain all of their respective rights under the Developed Know-How with respect to Fixed Dose Combination Products, subject to the licenses granted under the New IP Agreement.

2.2 No Transfer. The Licensee hereby acknowledges and agrees that this Agreement does not, and shall not be deemed to, transfer any proprietary ownership interest whatsoever to the Licensee in or to the Developed Know-How. Nothing herein shall give the Licensee any right, title or interest in or to any of the Developed Know-How, except the rights granted pursuant to this Agreement.

2.3 No Implicit Rights. All of the rights granted hereunder are explicitly stated herein and nothing in this Agreement shall be construed to grant any implied rights whatsoever to the Licensee in or to the Developed Know-How.

2.4 Original License. The Parties hereby agree that all acts, omissions and occurrences prior to the date hereof, and all rights and obligations of the Parties with respect thereto, shall be governed by the terms of the Original License prior to its amendment and restatement in accordance with the terms hereof.

2.5 Corporate Name Authorization. The Licensee, Sanofi and its Affiliates shall be permitted to use the BMS Brands (as defined in the Definitive Agreement) pursuant to and in accordance with Section 7.1 of the Definitive Agreement.

ARTICLE 3

SUB-LICENSE

3.1 General Sub-License. The Licensee shall have the right to sub-license any of its rights and obligations under this Agreement to any Person, including, without limitation, any Affiliate of Sanofi, provided that, each sub-licensee shall be subject to, and comply fully with, the applicable provisions of this Agreement including, without limitation, Article 6 hereof. No such sub-license shall relieve the Licensee of its obligations hereunder.

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3.2 Termination of Sub-License. Sanofi and BMS each shall have the right to require the Licensee to terminate any sub-license of rights hereunder in the event that the sub-licensee fails to comply in any material respect with, or takes any action contrary to, the terms of such sub-license, and such sub-licensee has failed to remedy such non-compliance within thirty (30) days from its receipt of written notice thereof from Sanofi, BMS or the Licensee.

ARTICLE 4

CONSIDERATION

4.1 Development Royalty. In consideration of the rights and licenses granted hereunder, the Licensee shall pay, or shall cause to be paid, for the term of this Agreement the following aggregate amounts as a development royalty (each a “Development Royalty”), provided that, with respect to BMS, such royalty payments shall cease as of December 31, 2018 and the licenses granted by BMS to the Licensee under this Agreement shall become [*] and [*] as of such date:

(i) To [*], an amount equal to [*] of IFRS Net Sales of Irbesartan Products in Territory B1; and

(ii) To [*], an amount equal to [*] of IFRS Net Sales of Clopidogrel Products in Territory B1.

4.2 Payment. For the term of this Agreement, the Licensee shall pay or cause to be paid to each of Sanofi and BMS all amounts due hereunder on a quarterly basis within sixty (60) days of the end of each calendar quarter. Each such payment shall be accompanied by an accurate statement of the amount of IFRS Net Sales of the Products in Territory B1, broken down Product-by-Product, during such calendar quarter and the calculation of all payments to be made to each of Sanofi and BMS for such calendar quarter.

4.3 Method of Payment. (a) All payments to be made hereunder shall be made by wire transfer in immediately available funds to the respective bank accounts of Sanofi and BMS as notified to the Licensee by the relevant Party, unless the Parties agree to settle such payments through other means.

(b) Payments to be made to BMS hereunder shall be declared in Euros based on IFRS Net Sales and shall be paid to BMS in USD and converted from Euros to USD at the Designated Exchange Rate applicable for the month in which payment is made.

4.4 Records. The Licensee shall maintain (i) books, records and accounts which accurately and fairly reflect, in reasonable detail, the IFRS Net Sales of the Products in Territory B1 and (ii) an adequate system of internal accounting controls. All books, records and accounts referred to in clause (i) above shall be maintained for not less than [*] or for such longer period if and as required by applicable law, following the date of the sales constituting the IFRS Net Sales and shall be made available for reasonable review upon request by Sanofi and/or BMS.

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4.5 Taxes. All payments due under this Agreement shall be paid in full without deduction, except for taxes (if any) required to be withheld by applicable law in Territory B1 with respect to such payments. In the event the Licensee is required under applicable law to withhold any tax to the revenue authorities in any country in Territory B1 regarding any payment to Sanofi and/or BMS, the amount of such tax shall be deducted by the Licensee and paid to the relevant revenue authority, and the Licensee shall notify the relevant Party thereof and shall promptly furnish to such Party all copies of any tax certificate or other documentation evidencing such withholding. In the event that any such tax shall subsequently be found to be due, payment of such tax shall be the responsibility of Sanofi or BMS, as the case may be.

ARTICLE 5

TERM; TERMINATION

5.1 Term; Termination. (a) The term of this Agreement, with respect to each Product, shall commence on the date hereof and shall expire on December 31, 2018. Thereafter, the term of this Agreement shall be automatically renewed for successive three-year terms, respectively.

(b) The Parties may cause the early termination of this Agreement by the mutual written consent of each of the Parties.

(c) Either BMS or Sanofi shall have the right to declare termination of this Agreement upon Notice to the other Parties, following the first to occur of:

(i) such other Party shall have (A) voluntarily commenced any proceeding or filed any petition seeking relief under Title 11 of the United States Code, Book VI of the French Commercial Code (legislative part as well as regulatory part) or any other bankruptcy, insolvency or similar law of the United States, any state thereof, the French Republic or any other applicable jurisdiction, (B) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator, conciliator, administrator or similar official for it or for all or substantially all of its property, (C) filed an answer admitting the material allegations of a petition filed against or in respect of it in any such proceeding, (D) made a general assignment for the benefit of creditors of all or substantially all of its assets, (E) become unable generally, or admitted in writing its inability to, pay all or substantially all of its debts as they become due or (F) taken corporate action for the purpose of effecting any of the foregoing; or

(ii) an involuntary proceeding shall have been commenced or any involuntary petition shall have been filed in a court of competent jurisdiction seeking (A) relief in respect of such other Party, or of its property, under Title 11 of the United States Code, Book VI of the French Commercial Code (legislative part as well as regulatory part) or any other bankruptcy, insolvency or similar law of the United States, any state thereof,

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the French Republic or any other applicable jurisdiction, (B) the appointment of a receiver, trustee, custodian, sequestrator, conciliator, administrator or similar official for such other Party or for all or substantially all of its property or (C) the winding-up or liquidation of such other Party; and such proceeding or petition shall have continued undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall have continued unstayed and in effect for thirty (30) days.

5.2 Consequences of Termination. (a) Upon the expiration or early termination of this Agreement pursuant to Section 5.1 hereof (the “License Termination Date”):

(i) the Licensee shall cease, and shall cause each sub-licensee (if any) to cease, all activities related to the Developed Know-How; and

(ii) the Licensee shall pay in full all amounts due to Sanofi and/or BMS hereunder within ten (10) days after the final determination of IFRS Net Sales for such period, including the License Termination Date, pursuant to Sections 4.2, 4.3 and 4.5 hereof which shall survive until the full payment of all amounts under this clause (ii).

(b) Expiration or early termination of this Agreement pursuant to this Article 5 shall be without prejudice to any rights which shall have accrued to the benefit of any Party prior to such expiration or termination. Such expiration or termination shall not relieve any Party from its obligations which are expressly indicated to survive the expiration or termination of this Agreement. All of the Parties’ rights and obligations under this subclause (b) and under Sections 4.4, 4.5, 5.2 and 7.2—7.4 and Article 6 hereof shall survive such expiration or termination for the applicable period.

ARTICLE 6

CONFIDENTIALITY

All of the data, material and information exchanged by the Parties hereunder or related hereto (including, without limitation, the Developed Know-How) shall be subject to the confidentiality provisions of the Definitive Agreement as set forth in Section 8.8 thereof.

ARTICLE 7

MISCELLANEOUS

7.1 Notices. All notices, requests or other communications hereunder (collectively, “Notices”) shall be in writing, shall be in the English language, and shall be given or made by delivery in person, by courier service, by facsimile (with receipt confirmed) or by registered or certified mail (return receipt requested, with postage prepaid) to the respective Parties at the following addresses:

If to Sanofi, to:

Sanofi

54, rue la Boétie

75008 Paris, France

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Attention: Senior Vice President, Legal Affairs and General Counsel

Facsimile: (33.1) 53.77.43.03

Attention: Vice President, Alliances & Partnerships

Facsimile: (33.1) 53.77.40.99

with a copy to:

Weil Gotshal & Manges

767 Fifth Avenue

New York NY 10153

Attention: [omitted]

Facsimile: 212 310 8007

If to BMS, to:

Bristol-Myers Squibb Company

P.O. Box 4000

Route 206 & Province Line Road

Princeton, NJ 08543-4000 USA

Attention: Vice President and Associate General Counsel, Transactional Practice Group

Facsimile: (1-609) 252-7680

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, NY 10007 USA

Attention: [omitted]

Facsimile (212) 230-8888

If to the Licensee, to:

sanofi-aventis U.S. LLC

55 Corporate Drive

Bridgewater, NJ 08807 USA

Attention: [omitted]

Facsimile: (908) 981-5705

with a copy to:

[omitted]

General Counsel, North America

sanofi-aventis U.S. LLC

55 Corporate Drive

Bridgewater, NJ 08807

Fax: (908) 981-7833

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and:

Sanofi

54, rue la Boétie

75008 Paris, France

Attention: Senior Vice President, Legal Affairs and General Counsel

Facsimile: (33.1) 53.77.43.03

Attention: Vice President, Alliances & Partnerships

Facsimile: (33.1) 53.77.40.99

or to such other address or facsimile number as hereafter shall be furnished as provided in this Section 7.1 by any Party hereto to the other Parties hereto. All Notices given to any Party in accordance with this Section 7.1 shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile, or on the date ten (10) business days after dispatch by certified or registered mail (postage prepaid) if mailed.

7.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to the choice of law principles that might otherwise be applied in such jurisdiction.

7.3 Dispute Resolution.

(a) Negotiation and Notice. In the event of any dispute, claim, controversy or disagreement (each, a “Dispute”) arising out of, in connection with or relating to this Agreement including any question regarding this Agreement’s existence, validity or termination, the Parties shall first seek resolution of such Dispute by negotiation between their respective senior management. Such negotiation shall be deemed to commence upon the service by either Sanofi or BMS upon the other of a written notice (a “Dispute Resolution Notice”) under this Section 7.3(a).

(b) If a Dispute subject to negotiation under Section 7.3(a) is not finally resolved within thirty (30) days following receipt by either Sanofi or BMS of a Dispute Resolution Notice, the Dispute shall be finally resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce (the “ICC”). The arbitral tribunal shall be composed of three (3) arbitrators. Each of Sanofi and BMS shall nominate one (1) arbitrator. The two (2) arbitrators so nominated shall nominate the presiding arbitrator. If either Sanofi or BMS fails to nominate an arbitrator in its Request for Arbitration or within thirty (30) days of receiving written notice of the nomination of an arbitrator by the other Party, such arbitrator shall be appointed by the ICC Court. If the two (2) arbitrators to be nominated by Sanofi and BMS fail to agree upon a third arbitrator within thirty (30) days of the nomination of the second arbitrator, the third arbitrator shall be appointed by the ICC Court. The place of arbitration shall be Paris, France and the language of the arbitration shall be English. Notwithstanding any

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provision to the contrary in the ICC Rules of Arbitration, each Party shall bear its own costs and expenses relating to such arbitration and all related proceedings, including fees for legal representation. Each Party shall continue to perform its respective obligations under this Agreement and this Agreement shall remain in effect while the Dispute is being resolved. The Parties agree that any dispute arising out of or relating to this Agreement, the Definitive Agreement, or the Settlement Agreement (including the China Opt-Out Letter) or any Alliance Agreement (as such terms are defined in the Definitive Agreement) shall be resolved in a single arbitration before the ICC, regardless of how many parties or agreements are implicated, and specifically waive any argument that a dispute arising out of or relating to this Agreement shall be resolved in multiple arbitrations before the ICC.

7.4 Specific Performance. Each Party agrees that the Developed Know-How is unique, and each Party hereby acknowledges and agrees that it and the other Parties would be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party shall be entitled to seek specific performance and/or interim relief, and agrees that the arbitral tribunal constituted under Section 7.3(b) shall have the power to order specific performance or grant provisional, interim, or conservatory measures, including but not limited to provisional injunctive relief. The Parties undertake to comply forthwith with any such provisional, interim, or conservatory measures ordered by the arbitral tribunal and agree that such measures may, to the extent not precluded by applicable law, be enforceable as a final award in any court of competent jurisdiction. For the avoidance of doubt, nothing in this provision shall prevent any Party from seeking conservatory or interim measures, including, but not limited to, temporary restraining orders or preliminary injunctions or their equivalent, from any court of competent jurisdiction before the arbitral tribunal is constituted under Section 7.3(b) or, thereafter, upon the order of the arbitral tribunal.

7.5 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and permitted sub-licensees and assigns, and nothing herein, express or implied, is intended to, or shall confer upon, any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

7.6 Assignment.

(a) None of the Parties hereto may assign any of its rights or obligations to a Third Party under this Agreement without the prior written consent of the other Parties and any assignment without such consent shall be null and void and of no effect. Each Party may assign any of its rights or obligations under this Agreement to an Affiliate of such Party without the written consent of the other Parties, provided that the assigning Party shall remain liable for its Affiliate’s performance hereunder.

(b) In no event shall the Licensee or its Affiliates be restricted in their ability to appoint distributors for Products or to sublicense their rights hereunder in accordance with the terms hereof, so long as such appointment or sublicensing does not or would not reasonably be expected to result in an assignment in violation of this Section 7.6. Notwithstanding the foregoing, Sanofi and its Affiliates shall be permitted to assign this Agreement without BMS’s consent in connection with any divestiture permitted under Section 12.7 of the Definitive Agreement.

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7.7 Severability. If any term or other provision hereof is held to be invalid, illegal or incapable of being enforced by applicable law or public policy, all other terms and provisions hereof shall nevertheless remain in full force and effect so long as the economic effect or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

7.8 Waivers and Amendments. No modification of or amendment to this Agreement shall be valid unless in a writing signed by the Parties referring specifically to this Agreement and stating the Parties’ intention to modify or amend the same. Any waiver of any term or condition of this Agreement shall be in a writing signed by the Party sought to be charged with such waiver referring specifically to the term or condition to be waived, and no such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other provision hereof.

7.9 Headings. All titles and captions contained in this Agreement are for the convenience of reference only and shall not affect in any way the meaning or interpretation hereof.

7.10 Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter contained herein and all prior agreements relative thereto which are not contained herein are hereby terminated.

7.11 No Partnership or Joint Venture. This Agreement is not intended to create, and nothing contained herein shall be construed to create an association, joint venture, trust or partnership, or to impose a trust or partnership covenant, obligation or liability on or with regard to the other Party. Each Party shall be severally responsible for its own covenants, obligations and liabilities as herein provided. Other than the Licensee: (i) no Party shall be under the control of, or shall be deemed to control any other Party; (ii) no Party is the legal representative, agent, joint venturer or employee of the other Party with respect to this Agreement for any purpose whatsoever, and no Party shall have the right or power to bind the other Party; and (iii) no Party has the right or authority to assume or create any obligations of any kind or to make any representation or warranty on behalf of any other Party, whether express or implied, or to bind any other Party in any respect whatsoever. The provisions of this Agreement are intended only for the regulation of relations between the Parties. This Agreement is not intended for the benefit of non-Party creditors, and no rights are granted to non-Party creditors under this Agreement.

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

7.12 Governing Language. The Parties acknowledge that this Agreement may be translated into the French language. The Parties agree that this English language version shall in all respects be the controlling version of this Agreement.

7.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

7.14 Force Majeure. No Party shall be in default under this Agreement, or shall have any obligation to the other Party, if such Party is unable to perform under this Agreement by reason of act of God, fire, flood, strike, national emergency or other contingency beyond its reasonable control (a “Force Majeure”). Such Party shall give the other Party prompt notice of any interruption of performance on account of Force Majeure, and of the resumption of such performance, and shall keep the other Party informed on a current basis as to the steps being taken to remove, and the anticipated time of removal of, the circumstances resulting in such Force Majeure. Notwithstanding the foregoing, nothing in this Section 7.14 shall excuse or suspend the obligation to make any payment due under this Agreement in the manner and at the time provided herein.

7.15 Definitive Agreement. For so long as (i) BMS is a party to this Agreement and (ii) the Definitive Agreement remains in effect, in the event of any conflict or inconsistency between any provision of this Agreement and the terms of the Definitive Agreement, the Definitive Agreement shall govern with respect to such provision.

[Remainder of Page Intentionally Left Blank]

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first written above.

SANOFI		SANOFI-AVENTIS U.S. LLC

By:	/s/ T. Saugier	By:	/s/ T. Saugier
	Name: T. Saugier		Name: T. Saugier
	Title: Authorized representative		Title: Authorized representative

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Katherine Kelly
Name: Katherine Kelly
Title: Assistant Secretary

[Signature Page to Amended and Restated Territory B1 Know-How License]

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 1A

TERRITORY B11

With respect to Irbesartan Products and Clopidogrel Products:

Argentina

Australia

Brazil

Canada

Mexico

With respect to Clopidogrel Products only:

Colombia

[1]	Territory B1 will be deemed to include any country created by the division, consolidation or name change of the countries listed below.

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION